UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 31, 2018

Regional Health Properties, Inc.

(Exact Name of Registrant as Specified in Charter)

Georgia	001-33135	81-5166048
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

454 Satellite Boulevard, NW

Suite 100

Suwanee, Georgia 30024

(Address of Principal Executive Offices)

(678) 869-5116

(Registrant’s telephone number, including area code)

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 31, 2018, Regional Health Properties, Inc. (the “Company”) and certain of its subsidiaries entered into a new amended and restated Forbearance Agreement (the “A&R New Forbearance Agreement”) with Pinecone Realty Partners II, LLC (“Pinecone”) pursuant to which Pinecone agreed, subject to the terms and conditions set forth in the A&R New Forbearance Agreement, to forbear for a specified period of time from exercising its default-related rights and remedies (including the acceleration of the outstanding loans and charging interest at the specified default rate) with respect to specified events of default (the “Specified Defaults”) under the Loan Agreement, dated as of February 15, 2018, among the Company and certain of its subsidiaries and Pinecone (the “Loan Agreement”).

As previously reported, the Company and certain of its subsidiaries entered into forbearance agreements with Pinecone with respect to the Loan Agreement on May 18, 2018 (the “Original Forbearance Agreement”) and again on September 6, 2018 (the “New Forbearance Agreement”). However, as previously reported, the forbearance period under the Original Forbearance Agreement terminated on July 6, 2018 and the forbearance period under the New Forbearance Agreement terminated on December 31, 2018 because the Company did not satisfy certain conditions set forth therein.

The forbearance period under the A&R New Forbearance Agreement is from December 31, 2018 to March 14, 2019, unless the forbearance period is earlier terminated as a result of specified termination events, including a default or event of default under the Loan Agreement (other than any Specified Defaults) or any failure by the Company or its subsidiaries to comply with the A&R New Forbearance Agreement.

Pursuant to the A&R New Forbearance Agreement, the Company and Pinecone agreed to amend certain provisions of the Loan Agreement, and Pinecone consented to the termination (the “Lease Termination”) of the Company’s lease of two facilities located in Georgia whose leases expire August 2025 and which the Company subleases to third party subtenants, requiring that the Lease Termination be completed on February 1, 2019.  On February 1, 2019, the Company is required to reimburse Pinecone for certain unpaid expenses and prepay Pinecone’s loan to AdCare Property Holdings, LLC (the “AdCare Holdco Loan”). In connection with the Lease Termination, the Company expects to realize proceeds (including an expected termination fee payable by the landlord to the Company, which approximates future forgone cash flow from the Company’s related sublease) that will contribute to the Company’s required payment to Pinecone of approximately $1.4 million, of which $0.2 million was paid on January 4, 2019 for Pinecone’s expenses and another $0.15 million will be paid on February 1, 2019. The Company estimates that approximately $1.05 million of such payment, which includes a 1% prepayment penalty and the A&R New Forbearance Agreement expenses, will be applied to pay down the principal amount of the AdCare Holdco Loan, which is approximately $5.2 million.  The A&R New Forbearance Agreement amends the Loan Agreement to, among other things: (i) add a $0.35 million fee (paid in kind) to the loans on a pro rata basis; (ii) provide for additional payment in kind interest at a rate of 3.5% (the “PIK Rate”), with such interest to be paid in kind in arrears by increasing the outstanding principal amount of loans held by the Pinecone on the first (1st) day of each month; provided that interest accruing at the PIK Rate on each loan and any overdue interest on each loan shall be paid in cash (a) on the maturity of the loans, whether by acceleration or otherwise, or (b) in connection with any repayment or prepayment of the loans; and (iii) modify the default rate of interest to add an additional 2.5% to the PIK Rate, in addition to the ongoing rate of 13.5%. During the forbearance period under the A&R New Forbearance Agreement, the interest rate to be paid in cash on the first (1st) day of each month will be the ongoing rate of 13.5% per annum.

In addition, the A&R New Forbearance Agreement amends the Loan Agreement to require the Company to continue to retain the financial advisor as the Company’s chief restructuring officer (“CRO”) and to hire a nationally recognized investment banker reasonably acceptable to Pinecone no later than January 7, 2019 to advise management and the Company’s board of directors (the “Board”) on potential asset sale and related transactions and perform valuation debt capacity analyses. The Company reserves the right to continue to attempt to refinance the loans in full, subject to the following conditions: (i) no later than January 14, 2019, the Company will enter into and deliver to Pinecone a term sheet approved by the chief executive officer of the Company and the CRO evidencing a third party lender’s desire to pursue the provision of a refinancing; and (ii) no later than February 15, 2019, the

Company will consummate the refinancing. By January 23, 2019, the Company is to provide Pinecone a written plan for a process of soliciting bids for one or more asset sale or related transactions (the “Bid Solicitation”). By February 28, 2019, the Company and the CRO (whose responsibilities will by then be expanded to include all aspects of transaction planning, including the Bid Solicitation) must: (i) complete the Bid Solicitation; and (ii) negotiate in good faith and enter into with Pinecone an agreement that is acceptable to Pinecone, which shall require, among other things, that the Company engage in a process that culminates in (a) the consummation of one or more asset sale or related transactions and (b) the payment in full in cash of all obligations under the Loan Agreement with the proceeds thereof.  The A&R New Forbearance Agreement also grants Pinecone the right to appoint a non-voting observer to attend all meetings of the Board and each committee thereof, subject to certain exceptions described in the A&R New Forbearance Agreement.

The foregoing description of the A&R New Forbearance Agreement is a summary of the terms thereof, does not purport to be complete and is qualified in its entirety by reference to the A&R New Forbearance Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits.

10.1	Amended and Restated Forbearance Agreement dated December 31, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	January 7, 2019	REGIONAL HEALTH PROPERTIES, INC.

/s/ Brent Morrison
Brent Morrison
Interim Chief Executive Officer and Interim President

4